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Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of BlackLine, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 13th day of February, 2019.

SILVER LAKE SUMERU FUND, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director and General Counsel

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director and General Counsel

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director and Chief Legal Officer

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SLTA SUMERU (GP), L.L.C.

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director and General Counsel

/s/ Ajay Shah
Ajay Shah

SILVER LAKE GROUP, L.L.C.

By:	/s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director and General Counsel